Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"OSTG, INC.", A DELAWARE CORPORATION,

WITH AND INTO "VA SOFTWARE CORPORATION" UNDER THE NAME OF "SOURCEFORGE, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SECOND DAY OF MAY, A.D. 2007, AT 5:33 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-FOURTH DAY OF MAY, A.D. 2007, AT 4:15 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3087994 8100M

070603328

AUTHENTICATION: 5697820

DATE: 05-22-07

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

OSTG, INC.,
a Delaware corporation

WITH AND INTO

VA SOFTWARE CORPORATION,
a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

VA Software Corporation (the “Corporation”), a corporation incorporated on the 6th day of September 21, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.  That the Corporation is organized and existing under the General Corporation Law of the State of Delaware.

2.  That the Corporation owns 100% of the capital stock of OSTG, Inc., a Delaware corporation (“Sub”) incorporated on the 22nd day of October 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware.

3.  That the Corporation determined to merge Sub into itself (the “Merger”) by the resolutions of its board of directors attached hereto as Exhibit A, duly adopted on May 22, 2007.

4.  The Merger shall become effective at 4:15 pm EDT on May 24, 2007.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer on this 22nd day of May, 2007.

VA SOFTWARE CORPORATION By: /s/Ali Jenab Name: Ali Jenab Title: President and CEO

EXHIBIT A

Action by Unanimous Written Consent of the Board of Directors of VA Software Corporation, a Delaware Corporation

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE DIRECTORS

OF VA SOFTWARE CORPORATION

(A Delaware Corporation)

In accordance with Section 141(f) of the Delaware General Corporation Law and the Bylaws of VA Software Corporation, a Delaware corporation (the "Company"), the undersigned, constituting all of the members of the Board of Directors (the "Board") of the Company hereby take the following actions and adopt the following resolutions by written consent:

Merger with OSTG, Inc.

WHEREAS: The Company owns 100% of the outstanding capital stock of OSTG, Inc., a corporation organized and existing under the laws of the State of Delaware ("OSTG").

WHEREAS: The Board desires that OSTG merge with and into the Company and that the Company possess itself of all the estate, property, rights, privileges and franchises of OSTG.

> **NOW, THEREFORE, BE IT RESOLVED**: That the Board hereby authorizes the merger of OSTG with and into the Company, with the Company continuing as the surviving corporation (the "Merger").
>
> **RESOLVED FURTHER**: That upon the effective date of the Merger, the name of the Company shall be changed from "VA Software Corporation" to "SourceForge, Inc." pursuant to Section 253(b) of the Delaware General Corporation Law.
>
> **RESOLVED FURTHER**: That upon the effective date of the Merger, the Company shall assume any and all assets, obligations and liabilities of OSTG pursuant to Section 253 of the Delaware General Corporation Law.
>
> **RESOLVED FURTHER**: That each outstanding share of capital stock of OSTG will be canceled and extinguished upon the effectiveness of the Merger, and no consideration shall be issued in exchange therefor.
>
> **RESOLVED FURTHER:** That the officers of the Company be and hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge OSTG with and into the Company and assume OSTG's liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware.

RESOLVED FURTHER: That the Merger of OSTG with and into the Company shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware as provided for therein.

RESOLVED FURTHER: That the Certificate of Ownership and Merger in the form attached hereto as **Exhibit A** be and hereby is approved and adopted in all respects.

RESOLVED FURTHER: That upon the effective time of the Merger, the Amended and Restated Certificate of Incorporation of the Company ("Certificate of Incorporation") in effect immediately prior to the effectiveness of the Merger shall continue to be the Certificate of Incorporation of the Company; *provided, however,* that the amendment to the preamble and Article 1 of said Certificate of Incorporation as is effected by the merger is as follows: "The name of this corporation is SourceForge, Inc.";

RESOLVED FURTHER: That upon the effective time of the Merger, the Bylaws of the Company shall be amended and restated in the form attached hereto as **Exhibit B** to reflect the Company's name change.

RESOLVED FURTHER: That upon the effective time of the Merger, the directors and officers of the Company, as constituted immediately prior to the effectiveness of the Merger, shall continue to be the directors and officers of the Company.

RESOLVED FURTHER: That each stock certificate evidencing the ownership of each share of Common Stock of the Corporation issued and outstanding immediately prior to the effective time of the merger shall continue to evidence ownership of the such shares of the Corporation;

RESOLVED FURTHER: That each stock certificate evidencing the ownership of common stock of Company issued anytime after the effective time of the merger shall be in the form of the stock certificate attached hereto as **Exhibit C**.

RESOLVED FURTHER: That the Board hereby authorizes, directs and empowers the appropriate officers of the Company, and each of them, for and on behalf of the Company, to take any and all such actions, and prepare, execute and deliver any and all such documents, including filing of the Certificate of Ownership and Merger, as may be necessary or advisable to carry out the foregoing resolutions, and hereby ratifies and confirms any and all actions taken heretofore to accomplish such purposes.

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IN WITNESS WHEREOF, this action by written consent shall be effective as of the date the Company receives the last signature set forth on this signature page. This action by written consent may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This action shall be filed with the minutes of the proceedings of this Board of Directors. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction is a complete reproduction of the entire original writing.

/s/Andrew Anker	5/16/2007
Andrew Anker	Date

/s/Ram Gupta	5/17/2007
Ram Gupta	Date

/s/Scott E. Howe	5/16/2007
Scott E. Howe	Date

/s/Ali Jenab	5/16/2007
Ali Jenab	Date

/s/Robert M. Neumeister, Jr.	5/16/2007
Robert M. Neumeister, Jr.	Date

/s/Carl Redfield	5/22/2007
Carl Redfield	Date

/s/David B. Wright	5/18/2007
David B. Wright	Date

WRITTEN CONSENT OF BOARD OF DIRECTORS
VA SOFTWARE CORPORATION